UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) September 1, 2023

WATSCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-5581	59-0778222
(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901 Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

(305) 714-4100

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common stock, $0.50 par value	WSO	New York Stock Exchange
Class B common stock, $0.50 par value	WSOB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.	Unregistered Sales of Equity Securities.

Item 8.01.	Other Events.

On September 1, 2023 (the “Closing Date”), Gateway Supply, LLC, a Delaware limited liability company and a wholly owned subsidiary of Watsco, Inc., a Florida corporation (the “Company”), acquired the plumbing and HVAC distribution business (the “Business”) of Gateway Supply Company, Inc., a South Carolina corporation (“Seller”), pursuant to the acquisition of substantially all of the assets and the assumption of certain of the liabilities of the Business under a previously reported purchase agreement dated as of July 28, 2023 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the purchase price for the Business was $103 million determined as of the Closing Date. Approximately $4 million of the purchase price payable to Seller was paid in cash, and the balance was paid by delivery of an aggregate of 280,215 shares (the “Issued Shares”) of the Company’s Common stock, par value $0.50 per share (“Common stock”). The number of Issued Shares was determined on the Closing Date based in part upon the average closing price of the Common stock for the ten trading days immediately preceding the Closing Date. Of the Issued Shares, 21,228 shares (the “Lockup Shares”) are subject to a contractual restriction that generally prohibits the sale or other transfer of the Lockup Shares by the Seller for a period of one year following the Closing Date with respect to half of such shares, and two years following the Closing Date with respect to the other half of such shares.

As previously reported, the Issued Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Company offered the Issued Shares in reliance upon the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Seller represented to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and that it was acquiring the Issued Shares for investment and not with a view to distribution thereof in violation of the Securities Act. In accordance with the Company’s obligations under a registration rights agreement entered into on September 1, 2023, by and among the Company and the sellers party thereto, the Company agreed to register the resale of the Issued Shares (other than Lockup Shares) under the Company’s currently effective Registration Statement on Form S-3 (File No. 333-260758).

The offer and sale of the Issued Shares described in this Current Report on Form 8-K have not been registered under the Securities Act or any state securities laws. The Issued Shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

5.1	Opinion of Greenberg Traurig, P.A.

23.1	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1 hereto)

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATSCO, INC.

Dated: September 5, 2023	By:	/s/ Ana M. Menendez
Ana M. Menendez,
Chief Financial Officer